Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman, CEO
FOR MORE INFORMATION CONTACT:	610-581-4800
Frank Leto, President, COO
610-581-4730
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation elects Britton H. Murdoch to be Chairman effective January 1, 2015

BRYN MAWR, Pa., October 27, 2014 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported that lead director, Britton H. Murdoch, has been appointed Chairman of the Board of Directors of the Corporation, effective January 1, 2015, succeeding current Chairman, Ted Peters, who will retire on December 31, 2014. In anticipation of Mr. Peters’ retirement, the Board of Directors had developed a CEO Succession Plan. On April 25, 2014, the Board announced their decision, as part of that plan, to establish a non-executive Chairman position effective with the retirement of Mr. Peters. The appointment completes the final step in implementing the Board’s succession plan. Mr. Murdoch’s appointment was unanimously approved by the Corporation’s Board of Directors.

“Over the last eight years, I have worked very closely with Britt and I have appreciated his keen business insights, perspective, advice and counsel. He is an ideal choice to become the next Chairman of Bryn Mawr Trust,” said Ted Peters, Chairman and CEO.

Frank Leto, President and COO added, “I have known Britt for many years and I’m truly excited for the opportunity to collaborate with him to develop the objectives and strategies to grow Bryn Mawr Trust. He is a visionary with tremendous experience and the organization will continue to benefit from his leadership.”

Mr. Murdoch has been a Director of the Corporation since 2006 and is Managing Director of Strattech Partners, LLC, a business consulting and venture capital firm located in Devon, Pennsylvania. He has held executive leadership positions at several companies including: Principal and CEO of BMW of the Main Line from 2006 to 2012, Acting CFO and board member at Fiberlink from 1997 to 2000, CFO for Internet Capital Group from 1997 to 1998, CFO for Airgas, Inc. from 1990 to 1996 and Vice President, Corporate Lending Division at the former CoreStates bank in Philadelphia, PA. Mr. Murdoch is actively involved in the community and is a Trustee and Chairman of the Finance Committee at Thomas Jefferson University Hospital and a Trustee of the EMF Foundation. He resides with his family in Newtown Square, Pennsylvania.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with the SEC.

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